UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              EMPIRIC ENERGY, INC.
              (Exact name of registrant as specified n its charter)


       Delaware                                          75-2455467
(State of incorporation)                    (I.R.S. Employer Identification No.)


                          14675 Midway Road, Suite 207
                              Addison, Texas 75001
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered

    _____________________________                 ______________________________

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
_______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                      Series L Convertible Preferred Stock
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

         The registrant is registering its "Series L Convertible Preferred Stock", par value $0.05 a share, 2,120,000 shares authorized, which stock has the following rights:

         1. Dividend rights. The holders of Series L Convertible Preferred Stock, in preference to the holders of the Corporation's Common Stock or any other series of Preferred Stock, shall be entitled to receive, when and as declared by the board of directors out of funds of the Corporation legally available therefor, cash dividends as follows:

                  1.1. Amount of Dividends. Dividends on the Series L Preferred Stock shall not accrue, be declared or paid unless and until the Corporation shall have generated, from and after January 1, 2003, "Net Cash Flow", hereinafter defined, in an amount in excess of One Million Dollars ($1,000,000.00), herein referred to as the "Dividend Reserve Base". At such time as the Dividend Reserve Base has been accumulated (the "Dividend Commencement Date") dividends on the Series L Preferred Stock shall thereafter accrue in an amount equivalent to Twenty Percent (20%) of the Net Cash Flow thereafter generated by the Corporation, determined on a calendar quarterly basis; provided, however, if following the Dividend Commencement Date the Corporation suffers losses which result in the Dividend Reserve Base being reduced to an amount less than One Million Dollars ($1,000,000.00) then no dividends shall accrue to the Series L Preferred Stock thereafter until such time as positive Net Cash Flow is generated by the Corporation sufficient to replenish the Dividend Reserve Base to an amount in excess of One Million Dollars ($1,000,000.00). The aggregate amount of all dividends paid on the Series L Preferred Stock shall serve to reduce the amount of the Dividend Reserve Base.

                  The amount of the Dividend Reserve Base, and the amount of Net Cash Flow of the Corporation available for payment of the Series L Preferred Stock dividends shall be calculated and determined on a calendar quarterly basis within sixty (60) days following the close of each calendar quarter beginning January 1, 2003. If funds are legally available for payment of such dividends and they would be otherwise payable in accordance with the above, such dividends shall be declared and paid within ninety days following the close of the calendar quarter to which they apply.

                  Notwithstanding the above provisions of this Section 2(A), if at any time dividends should accrue and be payable on the Series L Preferred Stock as provided herein, there are less than 2,120,000 shares of Series L Preferred Stock outstanding, then the total amount of such dividends shall be proportionately reduced by a fraction, the numerator of which is the total number of such shares outstanding, and the denominator of which is 2,120,000.

                  1.2. Record Date. When the Board of Directors declares a quarterly dividend payment, the dividend shall be payable to the holders of record of Series L Preferred Stock on the fifteenth (15th) day of the month immediately preceding the respective dividend payment date or on such other record date as shall be fixed by the Board of Directors, provided that the record date shall not be more than sixty (60), nor less than ten (10), days prior to the dividend payment date.

                  1.3. Accrued and Unpaid Dividends. So long as any shares of Series L Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment on the Common Stock or any other series of preferred stock of the Corporation, unless the full dividends on all outstanding shares of Series L Preferred Stock shall have been paid.

                  1.4. Interest. If the dividends on any shares of Series L Preferred Stock shall be in arrears, the holders thereof shall not be entitled to any interest thereon, or any other sum of money in lieu thereof.

         2. Voting Rights. Holders of outstanding shares of Series L Preferred Stock shall be entitled to vote upon or consent to any matter and to be represented at or to receive notice of all meetings of stockholders. Except as otherwise provided herein or by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Series L Preferred Stock and the holders of the outstanding shares of the Common Stock shall vote together without regard to class, and every holder of the outstanding shares of the Series L Preferred Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Series L Preferred Stock standing in his name. The Series L Preferred Stock and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, except as otherwise provided in this Section 6, by law, or by the resolution of resolutions of the Board of Directors providing for the issue of any other series of preferred stock.

                  At any meeting held for any purpose at which the holders of Series L Preferred Stock shall have the special right to vote separately as a class as provided in this Section 6 or otherwise by law, the presence, in person or by proxy, of the holders of one-third (1/3) of the shares of Series L
Preferred Stock then outstanding shall be required to constitute a quorum of such class for purposes of voting on any matter as a class. At any such meeting or adjournment thereof (i) the absence of a quorum of Series L Preferred Stock shall not prevent the voting on matters other than those to be voted on by Series L Preferred Stock voting as a class, and the absence of a quorum for the voting on such other matters shall not prevent the voting by Series L Preferred Stock on matters to be voted on as a class, and (ii) in the absence of either or both such quorum, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the voting on matters of which they are entitled to vote from time to time without notice other than announcement at the meeting until a quorum shall be present.

         3. Conversion rights. Subject to certain provisions for adjustment, the shares of the Series L Preferred Stock may be converted, at the option of the holder thereof, at any time or from time to time after issuance thereof, into fully paid and nonassessable whole shares of Common Stock of the Corporation, $0.01 par value per share ("Conversion Stock") at the rate of One (1) share of Common Stock for each One (1) such share of Series L Preferred Stock duly surrendered for conversion; provided, however, that in the event that any share of Series L Preferred Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the fifteenth business day preceding the date fixed for redemption thereof in accordance with Section 6 below, unless default shall be made in payment of the redemption price with respect to such shares, notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption. Upon any conversion of shares of Series L Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares surrendered for conversion or the shares of Common Stock issued on conversion thereof; provided, however, that such holders shall be entitled to receive any dividends on such shares of Series L Preferred Stock paid or declared prior to such conversion, if such holder held such shares on the record date for the payment of such dividend.

                  3.1. Adjustment provisions. The number of shares of Common Stock into which each share of Series L Preferred Stock is convertible (the "Conversion Rate") shall be subject to adjustment form time to time as follows:

                  In case the Corporation shall (a) pay a dividend or make a distribution of Common Stock to all holders of outstanding shares of its Common Stock as a class, (b) subdivide or split the outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (c) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Conversion Rate in effect immediately prior thereto shall be adjusted proportionately so that the holder of a share of Series L Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned after the happening of any of the events described above had such share of Series L Preferred Stock been converted immediately prior to the happening of such event.

                  In case the Corporation shall issue or grant stock options, warrants, or other rights (collectively, the "Options") to an Affiliate of the Corporation which, when added to Options previously issued or granted to all Affiliates, entitles the holder(s) thereto to purchase (whether exercised or not) in excess of 1,000,000 shares of its Common Stock (such excess referred to as "Surplus Shares") and such Options entitle the holder(s) thereof to purchase one or more of such Surplus Shares at a price per share less than the Average Market Price (as defined below) for shares of its Common Stock on the date of issuance or grant (the "Date of Grant"), the number of shares of Common Stock into which each share of Series L Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such Date of Grant, plus the number of Surplus Shares of Common Stock which may be purchased below Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such Date of Grant, plus the number of shares of Common Stock which the aggregate offering price of the total number of Surplus Shares being offered below Average Market Price would purchase at such Average Market Price.

                  The Average Market Price of Common Stock at any date shall be deemed to be the average of the Current Market Price for the 10 consecutive trading days commencing 45 business days before the date in question. The Current Market Price on any given day shall be (i) if the Common Stock of the Corporation is listed or admitted to unlisted trading privileges on a National Securities Exchange (defined as any exchange registered with the Securities and Exchange Commission as a "national securities exchange" under the Securities

Exchange Act of 1934), the last sales price of the shares of Common Stock of the Corporation on the national Securities Exchange in or nearest the City of New York or which the shares of Common Stock of the Corporation shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there be no sales on such Exchange) on such day, or (ii) if the Common Stock of the Corporation is not so listed or admitted, the mean between the high and low bid prices of the shares of Common Stock of the Corporation in the over-the-counter market on such last trading day as reported by the National Association of Securities Dealers, Inc. through NASDAQ, or similar organization designated by the Corporation, or if not so available in such manner, as shall be determined by the Corporation, which determination shall be conclusive.

                  In case the Corporation shall effect any capital requirements or reclassification of its Common Stock (except as provided in subparagraph 3(A) and other than a change in par value, or from par value to no par value, or from no par value to par value) or shall consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger) or shall sell or transfer substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction, whereby the holders of Series L Preferred Stock shall receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation substantially the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock.

         4. Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding up ("Liquidation") of the Corporation, the holders of Series L Preferred Stock shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any shares of Common Stock of the Corporation, or of any class or series of stock of the Corporation ranking junior to Series L Preferred Stock in respect of distribution of assets upon Liquidation, an amount equal to Ten Dollars ($10.00) per share, plus an amount equal to any dividends which have accumulated but have not been paid on or prior to the date of final distribution to holders of Series L Preferred Stock. After payment to holders of Series L Preferred Stock of the full preferential amount as aforesaid, holders of Series L Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                  If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of Series L Preferred Stock shall be insufficient to pay in full the preferential amounts payable to such holders, then such shares or the proceeds thereof shall be distributed among such holders on a pro rata basis.

                  Series L Preferred Stock shall rank senior as to distribution of assets upon Liquidation to the Corporation's Common Stock and all other shares of preferred stock and any other class or series of stock of the Corporation. No shares of any class or series of stock of the Corporation shall rank equally with shares of Series L Preferred Stock.

                  The voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities of other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation into or with, one or more corporations shall not be deemed to be a Liquidation. Additionally, the reduction of capital stock of the Corporation in any manner provided by law shall not be deemed to be a Liquidation.

         5. Redemption.

                  5.1. Redemption Price. At the option of the Corporation, by vote of the Board of Directors, Series L Preferred Stock may be redeemed in whole or in part at any time and from time to time upon the payment of a redemption price per share of Five Dollars ($5.00) per share, plus accrued, declared and unpaid dividends applicable to such shares so redeemed (the "Redemption Price"). Notwithstanding the foregoing, the Corporation may at any time and from time to time purchase shares of Series L Preferred Stock in market or privately negotiated transactions at any price it desires to pay without the necessity of extending an offer to other holders of Series L Preferred Stock to purchase their shares for the same price per share and/or on the same proportionate basis.

                  5.2. Notice. The Corporation shall give each holder of Series L Preferred Stock, at the address shown on the books of the Corporation, written notice of each redemption pursuant to this Section 5 not less than thirty (30) days, nor more than sixty (60) days prior to the redemption date, specifying:
(i) the redemption date; (ii) the aggregate number of shares of Series L Preferred Stock to be redeemed on such date; (iii) the aggregate number of shares of Series L Preferred Stock held by such holder to be redeemed on such date; and (iv) the place where certificates evidencing ownership of Series L Preferred Stock are to be surrendered for payment. On and after the redemption date specified in such notice, each holder of the Series L Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificate or certificates representing such Series L Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignments in blank (if required by the Corporation), shall be entitled to receive the Redemption Price thereof. From and after the redemption date specified in such notice (unless default shall be made by the Corporation in the payment of the Redemption Price) all dividends upon the Series L Preferred Stock so called for redemption shall cease to accrue and all rights of the holders of the Series L Preferred Stock so called for redemption as stockholders of the Corporation, excepting only the right to receive the Redemption Price of such shares on and after the redemption date without interest thereon, shall cease and terminate.

                  5.3. Selection. In the case of any partial redemption of the Series L Preferred Stock at the time outstanding, the Corporation shall select the shares to be redeemed on a pro rata basis, or on a basis as near thereto as practicable, as the Corporation may reasonably determine.

                  5.4. Conversion. The holders of shares of Series L Preferred Stock served with notice of redemption shall have the right to convert such shares of Series L Preferred Stock into shares of Common Stock in accordance with Paragraph 3 above at any time on or before the fifteenth business day preceding the redemption date any or all of the holder's shares of Series L Preferred Stock whether or not such shares are subject to the redemption notice, provided that those shares not subject to the redemption notice need not be converted prior to the redemption date, but may be converted at any time in accordance with Paragraph 3.

         6. Other Rights. The holders of Series L Preferred Stock shall not have any other preferences or special rights.

         7. Change in control of the Corporation. There are no provisions in the Corporation's Certificate of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Corporation.

Item 2.  Exhibits.

         The following exhibits are filed as part of this Form 8-A:

         Number            Description

         1 Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors Providing for an Issuance of Preferred Stock in a Series Designated "Series L Convertible Preferred Stock"

         2        Certificate of Amendment of Certificate of Incorporation

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 EMPIRIC ENERGY, INC.



                                                 By  /s/ James J. Ling
                                                    ----------------------------
                                                    James J. Ling, President and
                                                    Chairman of the Board

Date:  December 24, 2003

                              EMPIRIC ENERGY, INC.
                      Commission File No. ________________


                          INDEX TO EXHIBITS TO FORM 8-A


The following exhibits are filed as part of this Form 8-A:

         Number   Description
         ------   -----------

         1 Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors Providing for an Issuance of Preferred Stock in a Series Designated "Series L Convertible Preferred Stock"

         2        Certificate of Amendment of Certificate of Incorporation

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:18 PM 12/20/2002
                                                             030024293 - 2311117

                              EMPIRIC ENERGY, INC.
               Certificate of Designation, Preferences and Rights
                     of Preferred Stock by Resolution of the
                 Board of Directors Providing for an Issuance of
                     Preferred Stock in a Series Designated
                     "Series L Convertible Preferred Stock"


         I, James J. Ling, President of Empiric Energy, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, said Board of Directors, adopted a resolution providing for the designation and issuance of a series of Preferred Stock, to be designated Series L Convertible Preferred Stock," respectively, which resolution is as follows:

         RESOLVED,   that   pursuant  to  Article  4  of  the   Certificate   of
         Incorporation of the Corporation, as amended, there shall be established a series of Preferred Stock of the Corporation designated "Series L Convertible Preferred Stock", par value $0.05 per share, which series of Preferred Stock shall have the terms, conditions and characteristics set forth on Exhibit "A" hereto ("Series L Convertible Preferred Stock").

         IN WITNESS WHEREOF, said Empiric Energy, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by James J. Ling, as President and attested by James J. Ling, as Secretary, as of this 16th day of December, 2002.

                                         EMPIRIC ENERGY, INC.


                                         By: /s/ James J. Ling
                                            ------------------------------------
                                            James J. Ling, Chairman of the Board
                                            and Chief Executive Officer
(SEAL)

ATTEST:


By:  /s/ James J. Ling
   ------------------------------
       James J. Ling, Secretary







                                                                       Exhibit 1
                                                               Page 1 of 9 Pages

                                   EXHIBIT "A"
                      TERMS, CONDITIONS AND CHARACTERISTICS
                                       OF
                      SERIES L CONVERTIBLE PREFERRED STOCK
                                    ISSUED BY
                              EMPIRIC ENERGY, INC.


         By resolution of the Board of Directors (herein so referred) of Empiric Energy, Inc., a Delaware corporation (the "Corporation"), adopted as of the 16th day of December 2002, the terms, conditions and characteristics of the shares of Series L Convertible Preferred Stock, par value $0.05 per share, issued by the Corporation, all of which terms, conditions and characteristics are as follows:

         1. Designation of Series. Of the Five Million (5,000,000) shares of preferred stock, $0.05 par value, that the Corporation will be authorized to issue, upon adoption of proposed resolutions currently being circulated for consent by holders of a majority of the common stock of the Corporation presently outstanding, Two Million One Hundred Twenty Thousand (2,120,000) shares shall be available for issuance as the series of preferred stock of the Corporation with the designation "Series L Convertible Preferred Stock" (hereinafter "Series L Preferred Stock"), which the Corporation is authorized to issue with the relative powers, rights, preferences and limitations set forth in this Certificate of Designation, Preferences and Rights of Series L Convertible Preferred Stock (hereinafter this "Certificate"). Shares of Series L Preferred Stock redeemed by the Corporation, in accordance with Section 5 below, or otherwise, or converted by the holder thereof in accordance with Section 3 below, or otherwise, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series, and thereafter may be reissued by the Corporation, but not as shares of Series L Preferred Stock. The holders of Series L Preferred tock shall have no preemptive rights. The
Corporation  has  authority  to  issue  in  accordance  with  Section  4 of  the
Certificate of Incorporation of the Corporation, those preferred shares authorized for issuance and not designated as Series L Preferred Stock, subject to the limitations imposed by this Certificate.

         2. Cash Dividends. The holders of Series L Preferred Stock, in preference to the holders of the Corporation's Common Stock and any other series of preferred stock shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor cash dividends in accordance with the following provisions:

         A. Amount of Dividends. Dividends on the Series L Preferred Stock shall not accrue, be declared or paid unless and until the Corporation shall have generated, from and after January 1, 2003, "Net Cash Flow", hereinafter defined, in an amount in excess of One Million Dollars ($1,000,000.00), herein referred to as the "Dividend Reserve Base". At such time as the Dividend Reserve Base has been accumulated (the "Dividend Commencement Date") dividends on the Series L Preferred Stock shall thereafter accrue in an amount equivalent to Twenty Percent (20%) of the Net Cash Flow thereafter generated by the Corporation, determined on a calendar quarterly basis; provided, however, if following the Dividend Commencement Date the Corporation suffers losses which result in the


                                                                       Exhibit 1
                                                               Page 2 of 9 Pages

Dividend Reserve Base being reduced to an amount less than One Million Dollars ($1,000,000.00) then no dividends shall accrue to the Series L Preferred Stock thereafter until such time as positive Net Cash Flow is generated by the Corporation sufficient to replenish the Dividend Reserve Base to an amount in excess of One Million Dollars ($1,000,000.00). The aggregate amount of all dividends paid on the Series L Preferred Stock shall serve to reduce the amount of the Dividend Reserve Base.

         The amount of the Dividend Reserve Base, and the amount of Net Cash Flow of the Corporation available for payment of the Series L Preferred Stock dividends shall be calculated and determined on a calendar quarterly basis within sixty (60) days following the close of each calendar quarter beginning January 1, 2003. If funds are legally available for payment of such dividends and they would be otherwise payable in accordance with the above, such dividends shall be declared and paid within ninety days following the close of the calendar quarter to which they apply.

         As used herein, the term "Net Cash Flow" shall mean the net revenues from operations generated by the Corporation in any calendar quarter, after deducting all costs and expenses incurred or accrued applicable thereto except for: (i) depletion and depreciation, and (ii) state or federal income taxes; provided, however, any charges to income incurred by the Corporation by reason of impairment of the carrying value of oil and gas properties shall serve to reduce the amount of the Dividend Reserve Base. All of such calculations and determinations shall, unless otherwise expressly stated herein, be made in accordance with generally accepted accounting principles.

         Notwithstanding the above provisions of this Section 2(A), if at any time dividends should accrue and be payable on the Series L Preferred Stock as provided herein, there are less than 2,120,000 shares of Series L Preferred Stock outstanding, then the total amount of such dividends shall be proportionately reduced by a fraction, the numerator of which is the total number of such shares outstanding, and the denominator of which is 2,120,000.

         (B) Record Date. When the Board of Directors declares a quarterly dividend payment, the dividend shall be payable to the holders of record of Series L Preferred Stock on the fifteenth (15th) day of the month immediately preceding the respective dividend payment date or on such other record date as shall be fixed by the Board of Directors, provided that the record date shall not be more than sixty (60), nor less than ten (10), days prior to the dividend payment date.

         (C) Accrued and Unpaid Dividends. So long as any shares of Series L Preferred Stock are outstanding, no dividend shall be declared or paid or set aside for payment on the Common Stock or any other series of preferred stock of the Corporation, unless the full dividends on all outstanding shares of Series L Preferred Stock shall have been paid.

         (D) Interest. If the dividends on any shares of Series L Preferred Stock shall be in arrears, the holders thereof shall not be entitled to any interest thereon, or any other sum of money in lieu thereof.



                                                                       Exhibit 1
                                                               Page 3 of 9 Pages

         3. Conversion Rights. Subject to the provisions for adjustment hereinafter set forth, the shares of the Series L Preferred Stock may be converted, at the option of the holder thereof, at any time or from time to time after issuance thereof, into fully paid and nonassessable whole shares of Common Stock of the Corporation, $0.01 par value per share ("Conversion Stock") at the rate of One (1) share of Common Stock for each One (1) such share of Series L Preferred Stock duly surrendered for conversion; provided, however, that in the event that any share of Series L Preferred Stock shall be called for redemption, the right of conversion as to the shares called for redemption shall expire at the close of business on the fifteenth business day preceding the date fixed for redemption thereof in accordance with Section 6 below, unless default shall be made in payment of the redemption price with respect to such shares, notwithstanding any earlier deposit by the Corporation of funds reserved for such redemption. Upon any conversion of shares of Series L Preferred Stock, the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of the shares surrendered for conversion or the shares of Common Stock issued on conversion thereof; provided, however, that such holders shall be entitled to receive any dividends on such shares of Series L Preferred Stock paid or declared prior to such conversion, if such holder held such shares on the record date for the payment of such dividend.

         Each holder of Series L Preferred Stock desiring to exercise his right of conversion shall deliver written notice of his election to convert, stating the names, addresses and social security or federal tax identification numbers of the persons to whom the Common Stock is to be issued, and the number (in whole shares) of shares to be converted, and shall surrender the certificate or certificates for such shares, duly endorsed or accompanied by proper instruments of transfer (unless such endorsement or instruments be waived by the Corporation) to the Corporation during usual business hours at the office of the Transfer Agent of the Corporation for the transfer of its Common Stock (or such other place as may be designated by the Corporation upon written notice to all holders of Series L Preferred Stock). Upon receipt by the Corporation of any such notice of election to convert shares of Series L Preferred Stock, and upon surrender of the certificate of certificates therefor, the Corporation shall execute and deliver, as soon as practicable, to the converting holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock resulting from such conversion, together with any cash adjustments in lieu of fractional shares as hereinafter provided. For all purposes except the right to receive dividends, as provided in the foregoing paragraph, the rights of a converting holder, as such, shall cease, and the person or persons in whose name or names the certificate or certificates for Common Stock issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Stock at the close of business on the date (the "Date of Conversion") on which delivery of such notice or the surrender of the certificate or certificates for such shares (whichever shall later occur) shall be made.

         If more than one share of Series L Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares, the Corporation shall, in lieu of delivering the fractional share therefor, make a cash adjustment in respect of such fraction in an amount equal to the same fraction of the average of the Current Market Price (as defined in subparagraph 3(C) below) of one share of the Common Stock of the Corporation on the last 10 consecutive trading days before the Date of Conversion.



                                                                       Exhibit 1
                                                               Page 4 of 9 Pages

         The number of shares of Common Stock into which each share of Series L Preferred Stock is convertible (the "Conversion Rate") shall be subject to adjustment form time to time as follows:

         (A) In case the Corporation shall (a) pay a dividend or make a distribution of Common Stock to all holders of outstanding shares of its Common Stock as a class, (b) subdivide or split the outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (c) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Conversion Rate in effect immediately prior thereto shall be adjusted proportionately so that the holder of a share of Series L Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned after the happening of any of the events described above had such share of Series L Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (A) shall become effective retroactively immediately after the record date in the case of a share dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split or combination or reclassification.

         (B) In case the Corporation shall issue or grant stock options, warrants, or other rights (collectively, the "Options") to an Affiliate (as defined below) of the Corporation which, when added to Options previously issued or granted to all Affiliates, entitles the holder(s) thereto to purchase (whether exercised or not) in excess of 1,000,000 shares of its Common Stock (such excess referred to as "Surplus Shares") and such Options entitle the holder(s) thereof to purchase one or more of such Surplus Shares at a price per share less than the Average Market Price (as defined below) for shares of its Common Stock on the date of issuance or grant (the "Date of Grant"), the number of shares of Common Stock into which each share of Series L Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such Date of Grant, plus the number of Surplus Shares of Common Stock which may be purchased below Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such Date of Grant, plus the number of shares of Common Stock which the aggregate offering price of the total number of Surplus Shares being offered below Average Market Price would purchase at such Average Market Price. Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall be made successively whenever the Corporation issues or grants Options to purchase Surplus Shares of Common Stock below Average Market Price. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Rate for rights heretofore granted to key employees or others contributing to the efforts of the Corporation covering not in excess of 1,000,000 shares.



                                                                       Exhibit 1
                                                               Page 5 of 9 Pages

         For purposes of the preceding paragraph, "Affiliate" shall have the meaning given to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

         (C) The Average Market Price of Common Stock at any date shall be deemed to be the average of the Current Market Price for the 10 consecutive trading days commencing 45 business days before the date in question. The Current Market Price on any given day shall be (i) if the Common Stock of the Corporation is listed or admitted to unlisted trading privileges on a National Securities Exchange (defined as any exchange registered with the Securities and Exchange Commission as a "national securities exchange" under the Securities Exchange Act of 1934), the last sales price of the shares of Common Stock of the Corporation on the national Securities Exchange in or nearest the City of New York or which the shares of Common Stock of the Corporation shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there be no sales on such Exchange) on such day, or (ii) if the Common Stock of the Corporation is not so listed or admitted, the mean between the high and low bid prices of the shares of Common Stock of the Corporation in the over-the-counter market on such last trading day as reported by the National Association of Securities Dealers, Inc. through NASDAQ, or similar organization designated by the Corporation, or if not so available in such manner, as shall be determined by the Corporation, which determination shall be conclusive.

         (D) In case the Corporation shall effect any capital requirements or reclassification of its Common Stock (except as provided in subparagraph 3(A) and other than a change in par value, or from par value to no par value, or from no par value to par value) or shall consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger) or shall sell or transfer substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction, whereby the holders of Series L Preferred Stock shall receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation substantially the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock, subject to adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganization, reclassification, consolidations or merger as nearly equivalent as possible to the adjustments provided for in this Section 3.

         The foregoing provisions for adjustment of the Conversion Rate shall apply in each successive instance in which an adjustment is required thereby. No adjustment in the Conversion Rate resulting from the application of the foregoing provisions is to be given effect unless, by making such adjustment, the Conversion Rate in effect immediately prior to such adjustment would be changed by 1% or more, but any adjustment which would change the Conversion Rate by less than 1% or more, but any adjustment which would change the Conversion Rate by less than 1% is to be carried forward and given effect in making future adjustments. All calculations under this Section 3 shall be made to the nearest one-hundredth (1/100th) of a share.



                                                                       Exhibit 1
                                                               Page 6 of 9 Pages

         The Corporation shall at all times have reserved from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to satisfy the conversion rights of the shares of Series L Preferred Stock.

         The shares of Common Stock issuable upon conversion of the shares of Series L Preferred Stock when the same shall be issued in accordance with the terms of this Certificate are hereby declared to be and shall be fully paid shares of Common Stock and not liable to any calls or assessments thereon, and the holder thereof shall not be liable for any further payments in respect thereof.

         4. Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding up ("Liquidation") of the Corporation, the holders of Series L Preferred Stock shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any shares of Common Stock of the Corporation, or of any class or series of stock of the Corporation ranking junior to Series L Preferred Stock in respect of distribution of assets upon Liquidation, an amount equal to Ten Dollars ($10.00) per share, plus an amount equal to any dividends which have accumulated but have not been paid on or prior to the date of final distribution to holders of Series L Preferred Stock. After payment to holders of Series L Preferred Stock of the full preferential amount as aforesaid, holders of Series L Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

         If upon any Liquidation of the Corporation the assets of the Corporation or proceeds thereof distributable among the holders of shares of Series L Preferred Stock shall be insufficient to pay in full the preferential amounts payable to such holders, then such shares or the proceeds thereof shall be distributed among such holders on a pro rata basis.

         Series L Preferred Stock shall rank senior as to distribution of assets upon Liquidation to the Corporation's Common Stock and all other shares of preferred stock and any other class or series of stock of the Corporation. No shares of any class or series of stock of the Corporation shall rank equally with shares of Series L Preferred Stock.

         For purposes of this Certificate, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities of other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation into or with, one or more corporations shall not be deemed to be a Liquidation. Additionally, the reduction of capital stock of the Corporation in any manner provided by law shall not be deemed to be a Liquidation.

         5. Redemption.

         (A) Redemption Price. At the option of the Corporation, by vote of the Board of Directors, this Series L Preferred Stock may be redeemed in whole or in part at any time and from time to time upon the payment of a redemption price per share of Five Dollars ($5.00) per share, plus accrued, declared and unpaid dividends applicable to such shares so redeemed (the "Redemption Price"). Notwithstanding the foregoing, the Corporation may at any time and from time to time purchase shares of Series L Preferred Stock in market or privately



                                                                       Exhibit 1
                                                               Page 7 of 9 Pages
negotiated transactions at any price it desires to pay without the necessity of extending an offer to other holders of Series L Preferred Stock to purchase their shares for the same price per share and/or on the same proportionate basis.

         (B) Notice. The Corporation shall give each holder of Series L Preferred Stock, at the address shown on the books of the Corporation, written notice of each redemption pursuant to this Section 5 not less than thirty (30) days, nor more than sixty (60) days prior to the redemption date, specifying:
(i) the redemption date; (ii) the aggregate number of shares of Series L Preferred Stock to be redeemed on such date; (iii) the aggregate number of shares of Series L Preferred Stock held by such holder to be redeemed on such date; and (iv) the place where certificates evidencing ownership of Series L Preferred Stock are to be surrendered for payment. On and after the redemption date specified in such notice, each holder of the Series L Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificate or certificates representing such Series L Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignments in blank (if required by the Corporation), shall be entitled to receive the Redemption Price thereof. From and after the redemption date specified in such notice (unless default shall be made by the Corporation in the payment of the Redemption Price) all dividends upon the Series L Preferred Stock so called for redemption shall cease to accrue and all rights of the holders of the Series L Preferred Stock so called for redemption as stockholders of the Corporation, excepting only the right to receive the Redemption Price of such shares on and after the redemption date without interest thereon, shall cease and terminate.

         (C) Selection. In the case of any partial redemption of the Series L Preferred Stock at the time outstanding, the Corporation shall select the shares to be redeemed on a pro rata basis, or on a basis as near thereto as practicable, as the Corporation may reasonably determine.

         (D) Conversion. The holders of shares of Series L Preferred Stock served with notice of redemption shall have the right to convert such shares of Series L Preferred Stock into shares of Common Stock in accordance with Section 3 above at any time on or before the fifteenth business day preceding the redemption date any or all of the holder's shares of Series L Preferred Stock whether or not such shares are subject to the redemption notice, provided that those shares not subject to the redemption notice need not be converted prior to the redemption date, but may be converted at any time in accordance with Section 3.

         6. Voting Rights.

         (A) Holders of outstanding shares of Series L Preferred Stock shall be entitled to vote upon or consent to any matter and to be represented at or to receive notice of all meetings of stockholders. Except as otherwise provided in this Section 6 or by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Series L Preferred Stock and the holders of the outstanding shares of the Common Stock shall vote together without regard to class, and every holder of the outstanding shares of the Series L Preferred Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Series L Preferred Stock standing in his name. The Series L Preferred Stock and the Common Stock shall have the exclusive



                                                                       Exhibit 1
                                                               Page 8 of 9 Pages
right to vote for the election of directors and for all other purposes, except as otherwise provided in this Section 6, by law, or by the resolution of resolutions of the Board of Directors providing for the issue of any other series of preferred stock.

         (B) At any meeting held for any purpose at which the holders of Series L Preferred Stock shall have the special right to vote separately as a class as provided in this Section 6 or otherwise by law, the presence, in person or by proxy, of the holders of one-third (1/3) of the shares of Series L Preferred Stock then outstanding shall be required to constitute a quorum of such class for purposes of voting on any matter as a class. At any such meeting or adjournment thereof (i) the absence of a quorum of Series L Preferred Stock shall not prevent the voting on matters other than those to be voted on by Series L Preferred Stock voting as a class, and the absence of a quorum for the voting on such other matters shall not prevent the voting by Series L Preferred Stock on matters to be voted on as a class, and (ii) in the absence of either or both such quorum, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the voting on matters of which they are entitled to vote from time to time without notice other than announcement at the meeting until a quorum shall be present.

         7. Other Rights.

         The holders of this Series L Preferred Stock shall not have any other preferences or special rights.
























                                                                       Exhibit 1
                                                               Page 9 of 9 Pages

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:18 PM 12/20/2002
                                                             030024287 - 2311117

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

Empiric Energy, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of EMPIRIC ENERGY, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "4" so that, as amended, said paragraph of said Article shall be and read as follows:

         The total number of shares of stock which the corporation shall have authority to issue is Thirty-Five Million (35,000,000) of which stock, Thirty Million (30,000,000) shares of the par value of One Cent ($0.01) each amounting in the aggregate to Three Hundred Thousand Dollars ($300,000.00) shall be Common stock, and of which Five Million (5,000,000) shares of the par value of Five Cents ($0.05) each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000) shall be Preferred stock."

RESOLVED FURTHER, that except as hereby amended all other provisions and paragraphs of Article 4 of the Certificate of Incorporation of the corporation, as originally filed in the office of the Secretary of State, shall remain and be in full force and effect.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, by Consent executed by a majority of the stockholders as required pursuant to
Section 242 of the General Corporation Law of the State of Delaware the requisite number of shares were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said EMPIRIC ENERGY, INC. has caused this certificate to be signed by James J. Ling, an Authorized Officer, this 18th day of December, 2002.


                                          BY:  /s/ James J. Ling
                                          TITLE: President/Chairman of the Board
                                          NAME:  James J. Ling



                                                                       Exhibit 2
                                                                Page 1 of 1 Page